Exhibit 99.6

Project Bloom Farmer Communications

Farmer Note

TO:	Bunge Farmers
FROM:	Bunge [Chief Executive Officer/Area Manager]
SUBJECT:	Bunge and Viterra to Combine to Create the Premier Diversified Global Agribusiness Solutions Company

Dear [Valued Customer / Name of Customer],

I am reaching out to share some exciting news. Today, Bunge and Viterra announced that we have entered into a definitive agreement to combine to create a premier agribusiness solutions company built to meet the demands of the 21st century.

We expect that bringing together our two complementary businesses – Bunge’s global oilseed processing and refining capabilities and Viterra’s extensive footprint of infrastructure and logistics assets in key origination markets – will enable us to offer our farmer customers greater market access and differentiated supply chains by connecting the world’s largest production regions to areas of fastest growing consumption. With greater resources, we will be able to further advance our efforts to develop and expand value-added solutions with new tools to help you advance yield and optimize returns while also implementing innovative and climate-friendly practices that provide you with the choice of participating in additional revenue streams.

While we are excited about today’s news, it is still early in the process, and we will continue to operate as two independent companies until the transaction closes. It is business as usual at Bunge, and we remain committed to meeting your needs while providing the highest level of transparency, safety and reliability.

Importantly, today’s announcement in no way impacts our current relationship. Your primary contact at Bunge stays the same, and there will be no changes to our agreements or contracts as a result of today’s news.

As always, thank you for your continued partnership. If you have any questions, please feel free to reach out to your Bunge representative.

Best,

NAME

[Chief Executive Officer/Area Manager], Bunge

Farmer Talking Points

•	As you may have seen, Bunge announced it has entered into a definitive agreement to combine with Viterra.

•	[In case you are unfamiliar with Viterra, the Company is a leading agricultural supply chain company with an extensive footprint of infrastructure and logistics assets in key origination markets.]

•	This combination of the two complementary businesses is expected to create an innovative global agribusiness company that is better able to meet the demands of increasingly complex markets and ultimately better serve you as well as our end-customers.

•	The combination of Bunge and Viterra is expected to enable us to reach more farmers directly and expand our infrastructure globally, delivering increased global demand to farmers by increasing market access, as well as differentiated supply chains and value-added solutions for farmers—connecting the world’s largest production regions to areas of fastest growing consumption.

•	The new combination also puts us in an excellent position to develop and expand new tools for our farmer customers, giving you the ability to enhance yield and optimize returns while also implementing innovative and climate-friendly practices that provide you with the choice of participating in additional revenue streams.

•	Going forward, Greg Heckman will continue to serve as CEO, John Neppl will continue to serve as CFO. Upon closing, Viterra Chief Executive Officer David Mattiske will serve as Co-Chief Operating Officer. The company will operate as Bunge, and there will be no changes to our operational headquarters.

•	We are still early in the process. Until the transaction closes, it is business as usual, and you should not anticipate any changes to our existing relationship or your point of contact.

•	After the deal closes, which is expected to occur in mid-2024, you will be updated on any specific changes, but just know that we expect it to change for the better. We plan on connecting broader reach and a more efficient supply chain to local grain facilities, and that means bringing more demand to the farmer’s fields.

•	As always, Bunge remains committed to meeting your needs while providing you with the highest level of transparency, safety and reliability.

•	As we continue to grow and expand, I want to recognize that none of this could have been possible without your partnership. Thank you for your continued support.

•	If you have any questions, please feel free to reach out to [me /your Bunge representative].

Farmer Q&A

1. What does this transaction mean for farmers? What additional benefits will this transaction bring?

•	The combination of the two complementary businesses will create an innovative global agribusiness company strategically positioned to meet the demands of increasingly complex markets and better serve farmers and end-customers.

•	The combination of Bunge and Viterra enables us to reach more farmers directly and expand our infrastructure globally, deliver increased global demand to farmers by increasing market access as well as differentiated supply chains and value-added solutions for farmers—connecting the world’s largest production regions to areas of fastest growing consumption.

•	The new reach and scale resulting from the combination puts us in an excellent position to develop and expand new tools for our farmer partners, giving you the ability to enhance yield and optimize returns while also implementing innovative and climate-friendly practices that provide you with the choice of participating in additional revenue streams.

2. Should I anticipate changes to our existing relationship? Will my point of contact change?

•	No, until the transaction closes, it is business as usual, and you should not anticipate any changes to our existing relationship or your point of contact.

3. Will this transaction change how current Viterra farmer customers do business with their local grain facility?

•	Until the transaction closes, Bunge will continue to pay farmers and vendors the same way they are paid today. After the deal closes, you will be updated as to how payment will be handled.

4. Will Bunge continue to keep all Viterra facilities open, or is there a plan to close grain facilities? If you close a Viterra grain facility, how do you expect to still serve the farmers in that area?

•	As with other combinations, this proposed transaction is in the very early phases and any impact to facilities has not yet been determined.

5. Will this reduce my options to sell my crops?

•	On the contrary, the combination of Bunge and Viterra will enable us to reach more farmers directly and expand our infrastructure globally, creating greater market access as well as differentiated supply chains and value-added solutions for farmers. This will connect the world’s largest production regions to areas of fastest growing consumption.

6. How do you respond to critics who say this kind of consolidation means less marketing opportunities and fewer buyers for U.S. farmers’ crops?

•	On the contrary. The combination of Bunge and Viterra will enable us to reach more farmers directly and expand our infrastructure globally, creating greater market access as well as differentiated supply chains and value-added solutions for farmers—connecting the world’s largest production regions to areas of fastest growing consumption.

7. If I have a contract with Viterra, can I deliver to a Viterra location instead of Bunge now if it is more convenient?

•	No. Until the transaction closes, Bunge’s locations remain separate from Viterra, so farmers should deliver according to their contracts.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving Bunge Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“Bunge”), Viterra Limited, a private company limited by shares incorporated under the laws of Jersey (“Viterra”) and the sellers listed therein. A meeting of the shareholders of Bunge will be announced as promptly as practicable to seek shareholder approval in connection with the proposed transaction. Bunge expects to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the shareholders of Bunge and will contain important information about the proposed transaction and related matters. INVESTORS AND SHAREHOLDERS OF BUNGE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BUNGE AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Bunge with the SEC at the SEC’s website at www.sec.gov.

Participants in the Solicitation

Bunge and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Bunge’s shareholders in connection with the proposed transaction will be set forth in Bunge’s definitive proxy statement for its shareholder meeting at which the proposed transaction will be submitted for approval by Bunge’s shareholders. You may also find additional information about Bunge’s directors and executive officers in Bunge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 24, 2023, Bunge’s Definitive Proxy Statement for its 2023 annual meeting of shareholders, which was filed with the SEC on March 31, 2023 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the products and services described herein and to business performance in fiscal 2023 and beyond, including our projections for revenue, organic growth, bookings growth, and adjusted EBITDA, our expectations regarding the size of our addressable market, and our plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, (1) the inability to consummate the transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain shareholder approval to issue common shares, par value $0.01 per share, of Bunge, in connection with Bunge’s proposed acquisition of all of the issued and outstanding ordinary shares, par value $0.01 per share of Viterra (the “Acquisition”) pursuant to the Business Combination Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Acquisition; (2) the risk that the Business Combination Agreement, dated as of June 13, 2023 (the “Business Combination Agreement”), by and among Viterra, Bunge and the sellers listed therein may be terminated in circumstances requiring Bunge to pay a termination fee; (3) the risk that the Acquisition disrupts Bunge’s current business and financing plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the Acquisition on Bunge’s ability to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the Acquisition on Bunge’s operating results and business generally; (6) the amount of costs, fees and expenses related to the Acquisition; (7) the risk that Bunge’s stock price may decline significantly if the Acquisition is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Acquisition and instituted against Bunge and others; (9) among other factors that could affect Bunge’s business such as, without limitations, the effects of weather conditions and the impact of crop and animal disease on Bunge’s business, the impact of global and regional economic, agricultural, financial and commodities market, political, social and health conditions, changes in government policies and laws affecting Bunge’s business, including agricultural and trade policies, financial markets regulation and environmental, tax and biofuels regulation, the impact of industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that Bunge sells and uses in its business, fluctuations in energy and freight costs and competitive developments in its industries, and operational risks, including industrial accidents, natural disasters, pandemics or epidemics and cybersecurity incidents; and (10) other risks to consummation of the proposed Acquisition, including the risk that the proposed Acquisition will not be consummated within the expected time period or at all.

These risks and uncertainties also include such additional risk factors as are discussed in Bunge’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its subsequent filings and quarterly reports. Bunge cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Bunge undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.